MEMORANDUM OF UNDERSTANDING
                           ---------------------------

         This MEMORANDUM OF UNDERSTANDING is made effective as of May 12, 2003, by and between ROBERT T. STEINKAMP ("Employee") and APPLEBEE'S INTERNATIONAL, INC., a Delaware Corporation ("Company") (collectively "the parties").

         WHEREAS, the parties desire to set forth their understanding of the terms and conditions of (1) Employee's continued full-time employment with Company as Company's General Counsel, (2) Employee's continued employment with Company after conclusion of Employee's full-time employment with Company as Vice President, General Counsel and corporate Secretary and (3) the general terms and conditions of Employee's separation from Company.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, Company and Employee hereby agree as follows:

         1. Employee's Full-Time Employment With Company. Regarding Employee's continued full-time employment with Company as Company's General Counsel:

              (a) Employee shall remain employed full-time through December 31, 2003 or such later date in 2004 as determined by the Company so as to give Employee's successor as General Counsel not less than 90 days full time access to Employee. Employee will continue to serve as Company's General Counsel during 2003 and, if appropriate, a part of 2004,until such time as Company requests he resign that position. At the discretion of Company, following his resignation as General Counsel and the termination of his full time employment, Employee may provide his services while working at home or at the Company's offices;

              (b) During his continued full-time employment, Employee shall (1) receive a his current base salary; (2) receive any 2003 bonus applicable to the General Counsel position at the normal bonus percentages, and prorated for 2004, or a portion thereof, if he remains on full time status in 2004 and subject to the terms and conditions of the Company's bonus plan; (3) be eligible for the benefits attendant to the General Counsel position, including, but not limited to, applicable medical, dental, drug, and vision coverage; and (4) be eligible for any and all other benefits or perquisites of employment attendant to the General Counsel position; (5) not be eligible to receive option grants; and (6) not be eligible for salary increases; and

              (c) Employee understands Employee's continued employment is subject to Company's employment practices and policies during such continued employment and is at all times at-will in all respects, which means, among other things, it is of not of any definite duration, it can be terminated at any time for any lawful reason or for no reason, and it remains subject to Employee's continued successful performance, in Company's sole and exclusive discretion, of the General Counsel duties and responsibilities and any other duties and responsibilities Employee is assigned from time to time.

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         2.   Employee's Post  Full-Time  Employment  With  Company.   Regarding
Employee's continued employment with Company following the later of December 31, 2003 or not less than 90 days after the Company's employment of a successor General Counsel (the "Commencement Date"):

              (a) From the Commencement Date through the last day of the month eigthteen (18) full months thereafter (the Part Time Period"), Employee shall continue to be employed by Company, during which employment Employee shall (1) perform work for Company, up to 25 hours per week, as requested by Company and as mutually agreed by Employee and Company, including writing a history of the Company; (2) receive a monthly salary of $10,000, less applicable deductions and withholdings, according to Company's then existing payroll schedule; and (3) remain eligible to elect coverage under Company's employee medical, dental, drug, and vision plans as Employee is enrolled in such plans on the business day immediately preceding the Commencement Date, with Company paying the employer portion of premiums for any such elected coverage. In addition, Employee shall be entitled to be reimbursed for any normal business expenses incurred, under the Company's expense policies then in place, including travel, for performing his work during the Part Time Period;

              (b) Effective the day following the end of the Part Time Period until he reaches the month in which he turns age 65, Employee shall remain eligible to elect coverage under Company's employee medical, dental, drug, and vision plans as Employee is enrolled in such plans on his final day of full-time employment with Employee paying both employee and company portion of the premiums for any such elected coverage; and

              (c) Employee understands Employee's continued employment with Company is subject to Company's employment practices and policies applicable to such position during such employment and is at all times at-will in all respects, which means, among other things, it is of not of any definite duration, it can be terminated at any time for any lawful reason or for no reason, and it remains subject to Employee's continued satisfactory performance, in Company's sole and exclusive discretion, of duties and responsibilities Employee is assigned from time to time.

         3. Employee's Separation From Company. Provided Employee remains employed by Company as contemplated by paragraphs 1 and 2 of this Memorandum of Understanding, Employee agrees he will retire from Company at the end of said Part Time Period, and thereby be entitled to any and all applicable retirement benefits. Employee further agrees that, if requested, upon any separation from Company, he will fully release and forever discharge Company by executing a separation agreement containing a release similar to that set forth below:

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              Employee (and anyone acting on Employee's  behalf) hereby RELEASES
         AND FOREVER DISCHARGES Company (including all of its current and/or former insurers, current and/or former directors, current and/or former officers, current and/or former fiduciaries, current and/or former
         employees,   current  and/or  former  agents,   current  and/or  former
         successors, current and/or former assigns, current and/or former related corporations, current and/or related entities, and any and all other entities currently and/or formerly affiliated with or related to it (collectively hereinafter "Company Affiliates")), to the maximum extent permitted by law, from any and all claims, demands, and causes of action ("claims") Employee had or may have had against Company (including any Company Affiliates) up to the date Employee signs this Agreement, which claims include by way of illustration, but are not limited to, claims for attorney's fees; claims under any local, state, and/or federal statutory or common law, including, but not limited to, claims for libel, slander, defamation, breach of contract, and/or wrongful termination; claims for discrimination, harassment, and/or retaliation under any local, state, and/or federal statutory or common law, including, but not limited to, any and all claims under 42 U.S.C. ss.ss. 1981 and 1983, Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Kansas Act Against Discrimination, and the Missouri Human Rights Act; claims under the U.S. Constitution and/or any state constitution, including the State of Kansas and the State of Missouri; claims under any local, state, or federal public policy; claims under any other local, state, and/or federal statutory or common law not specifically referenced in this paragraph; and claims under any other agreement with Company or under any of Company's policies and/or practices.

         4. Restrictions on Employee's Activities. Employee agrees immediately to execute the Confidentiality, Non-Solicitation, and Non-Competition Agreement attached hereto.


                             /s/ Robert T. Steinkamp
Dated:  May 12, 2003       -----------------------------------------------------
                           Robert T. Steinkamp




Dated:  May 12, 2003       Applebee's International, Inc.

                                  /s/ Lloyd L. Hill
                           By:  ------------------------------------------------
                           Title:


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